EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-8 of our report dated January 15, 1997, incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
May 5, 1997